UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 25, 2009

Point.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2777 North Ontario Street Burbank, California		91504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(818) 565-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDERAN OFF-BALANCE SHEET ARRANGMENET OF A REGISTRANT.

On August 25, 2009, the Company entered into an Amended and Restated Standard Loan Agreement with Bank of America, N.A., which provides up to $5 million of revolving credit based on eligible accounts receivable.  The 15-month agreement provides for interest of either (i) prime minus .5% to plus .5% or (ii) LIBOR plus 2.0% to 3.0%, depending on the level of the Company’s basic fixed charge ratio (as defined in the agreement).  The revolving credit agreement requires the Company to comply with various other financial and business covenants.  The facility is secured by all of the Company’s assets except for equipment and real estate securing term and mortgage loans.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

10.1           Amended and Restated Standard Loan Agreement dated August 25, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

August 28, 2009	By:	/s/ Alan R. Steel
Name: Alan R. Steel
Title: Executive Vice President
Finance and Administration
Chief Financial Officer